Exhibit 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES SECOND QUARTER FISCAL 2009 RESULTS

SAN JOSE, CA (April 22, 2009) - Sanmina-SCI Corporation (the “Company”/ Nasdaq GS: SANM), a leading global Electronics Manufacturing Services (EMS) company, today reported financial results for the second fiscal quarter ended March 28, 2009.

Revenue for the second quarter was $1.2 billion, compared to $1.4 billion in the prior quarter ended December 27, 2008.

GAAP Financial Results

GAAP net loss in the second quarter was $37.5 million and diluted loss per share of 7 cents, compared to a net loss of $25.3 million and diluted loss per share of 5 cents in the prior quarter.

Non-GAAP Financial Results(2)

Non-GAAP gross profit in the second quarter was $70.6 million, or 5.9 percent of revenue, compared to gross profit of $95.9 million, or 6.7 percent of revenue in the first quarter.  Non-GAAP operating income was $11.4 million, or 1 percent of revenue in the quarter compared to $31.2 million, or 2.2 percent of revenue in the prior quarter.

Non-GAAP net loss in the second quarter was $30.9 million, a diluted loss per share of 6 cents, compared to a net loss of $768 thousand and break-even diluted earnings per share in the prior quarter.

(In thousands, except per share data)	Q2:2009	Q1:2009	Q2:2008(1)
GAAP:
Revenue	$1,195,107	$1,419,264	$1,817,431
Net loss	$(37,538)	$(25,273)	$(39,937)
Loss per share	$(0.07)	$(0.05)	$(0.08)
Non-GAAP*:
Revenue	$1,195,107	$1,424,264	$1,817,431
Gross profit	$70,590	$95,896	$126,051
Gross margin	5.9%	6.7%	6.9%
Operating income	$11,441	$31,164	$44,862
Operating margin	1.0%	2.2%	2.5%
Net income (loss)	$(30,949)	$(768)	$14,453
Earnings (loss) per share	$(0.06)	$(0.00)	$0.03

* Please refer to “Non-GAAP Financial Information” below for a discussion of how the above non-GAAP financial measures are calculated and why we believe this information is useful to investors.  A reconciliation from GAAP to non-GAAP results is contained in the financial statements provided in this release and is available in the Investor Relations section of our website at www.sanmina-sci.com.

Second Quarter Balance Sheet Highlights

•                  Ending cash balance increased $55 million to $851.5 million

•                  Cash flow from operations was $97 million(3)

•                  Inventories improved $78 million

•                  Retired $34 million of outstanding debt and repurchased 23 million shares

“The difficult economic challenges we continued to face in the second quarter impacted all of our market segments. Demand was weak in January and February, but we did see signs of stabilization in March.  As we await further economic recovery, we are cautiously optimistic that the third quarter will continue to stabilize,” stated Jure Sola, Chairman and Chief Executive Officer.

“We continue to make progress in those areas we can control and I am pleased with our ability to manage our working capital metrics and generate cash in the second quarter.  Our cash position increased $55 million sequentially while we retired $34 million of debt in the quarter.  We are well positioned to weather the economic uncertainties with a strong balance sheet and a healthy debt maturity profile. We remain focused on cost reduction initiatives, inventory management, positive cash flow generation, increased liquidity and providing innovative technology to our customers.”

Third Quarter Fiscal 2009 Outlook

The following internal forecast for the third fiscal quarter ending June 27, 2009 is based on current market demand.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.175 billion to $1.250 billion

•                  Non-GAAP diluted loss per share between ($0.04) to ($0.02)

•                  Expect to generate positive cash flow from operations

“Short-term visibility has improved slightly as we enter the third quarter. We are taking aggressive actions to make the company more efficient at the current revenue level which will allow us to enhance our future financial performance as market demand normalizes,” concluded Sola.

(1)Basis of Presentation for Continuing Operations

The Company completed the sale of the assets of its personal computing business and associated logistics services in two transactions that closed on June 2, 2008 and July 7, 2008, respectively.  The Company has reported this line of business as a discontinued operation in the financial statements that accompany this press release.  Therefore, results for the second quarter fiscal 2008 are based on continuing operations.

(2)Non-GAAP Financial Information

In the commentary set forth above, we present the following non-GAAP financial measures:  revenue, gross profit, gross margin, operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, amortization expense and other infrequent or unusual items, to the extent material or which we consider to be of a non-operational nature in the applicable period.

Management excludes certain charges and expenses from the data it uses to evaluate the condition of the business because, in its view, such charges and expenses do not relate to the ongoing core operations of the business. For example, the features and costs of products and the locations of manufacture can change over time, and these changes in some instances may require reorganization or closure of certain plants and the layoffs of related employees. These actions, in turn, generate restructuring expense applicable to the particular plant reorganized or closed. Including these charges in the operating results evaluated by management would prevent the Company from discovering the underlying performance of individual plants or business units which, but for changes in customer requirements, would have continued operations. Such individual plant-level information is consolidated to present to management a view of the Company’s operations as a whole. Similarly, since not all employees hold equal numbers of stock options, inclusion of stock compensation expense in operating results would decrease the perceived performance of business units whose employees hold more stock options compared to business units whose employees hold fewer stock options. As a result, management can only discover long-term trends in the Company’s core business operations by evaluating key operational expenses such as ongoing purchases of inventory for assembly, payment of payroll obligations for continuing employees, interest expense relating to the Company’s debt obligations and lease payments for operating facilities. Moreover, we believe the exclusion of these charges provides for a more accurate comparison of our results to those of our peers due to the varying available valuation methodologies, subjective assumptions and variety of award types.

Therefore, we believe that presenting non-GAAP financial measures in addition to GAAP results enables investors to analyze the core financial and operating performance of our Company in the manner utilized by management and to facilitate period-to-period comparisons and analysis of operating trends.  A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina-sci.com.  Sanmina-SCI provides third quarter outlook information only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

(3)GAAP cash flow from operations equals internal operating cash flow of $134 million, which includes $40 million from the factoring of A/R, less cash restructuring payments of $21 million and a payment related to the divesture of the PC business of $16 million.

Company Conference Call Information

Sanmina-SCI will be holding a conference call regarding this announcement on Wednesday, April 22, 2009 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.   A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international 706-645-9291, access code is 93674373.

About Sanmina-SCI

Sanmina-SCI Corporation is a leading electronics contract manufacturer serving leading segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, multimedia, enterprise computing and storage, and automotive technology sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. More information regarding the company is available at http://www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

Certain statements contained in this press release, including the Company’s expectations for future revenue,  earnings per share and cash flow constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including continued deterioration of the market for the Company’s customers’ products and the global economy as a whole, which could negatively impact the Company’s revenue and the Company’s customers’ ability to pay for the Company’s products; customer bankruptcy filings; the sufficiency of the Company’s cash position and other sources of liquidity to operate and expand its business; impact of the restrictions contained in the Company’s credit agreements and indentures upon the Company’s ability to operate and expand its business; competition negatively impacting the Company’s revenues and margins; any failure of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; the failure of the Company’s cost reduction efforts to be successful for any reason, including the need to suspend such initiatives for business reasons; and the other factors set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina-SCI Contact

Paige Bombino

Director, Investor Relations

408-964-3610

SANMF

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	March 28,	September 27,
	2009	2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$851,497	$869,801
Accounts receivable, net	710,087	986,312
Inventories	706,024	813,359
Prepaid expenses and other current assets	69,743	100,399
Assets held for sale	46,121	43,163
Total current assets	2,383,472	2,813,034

Property, plant and equipment, net	574,692	599,908
Other non-current assets	132,321	117,785
Total assets	$3,090,485	$3,530,727

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$679,484	$908,151
Accrued liabilities	149,611	191,022
Accrued payroll and related benefits	98,389	139,522
Total current liabilities	927,484	1,238,695

Long-term liabilities:
Long-term debt	1,451,623	1,481,985
Other	99,339	114,089
Total long-term liabilities	1,550,962	1,596,074

Total stockholders’ equity	612,039	695,958
Total liabilities and stockholders’ equity	$3,090,485	$3,530,727

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 28, 2009	March 29, 2008	March 28, 2009	March 29, 2008

Net sales	$1,195,107	$1,817,431	$2,614,371	$3,595,571
Cost of sales	1,126,517	1,692,786	2,461,983	3,341,997
Gross profit	68,590	124,645	152,388	253,574

Operating expenses:
Selling, general and administrative	57,055	79,336	120,042	168,414
Research and development	4,720	4,253	8,912	8,859
Amortization of intangible assets	1,023	1,650	2,673	3,300
Restructuring costs	15,574	48,019	24,809	54,798
Asset impairment	3,384	—	7,182	—
Total operating expenses	81,756	133,258	163,618	235,371

Operating income	(13,166)	(8,613)	(11,230)	18,203

Interest income	1,829	5,229	5,279	11,446
Interest expense	(28,112)	(31,611)	(57,295)	(66,974)
Other income (expense), net	4,923	4,272	5,476	(368)
Interest and other expense, net	(21,360)	(22,110)	(46,540)	(55,896)

Loss from continuing operations before income taxes	(34,526)	(30,723)	(57,770)	(37,693)

Provision for income taxes	3,012	9,214	5,041	11,697

Net loss from continuing operations	(37,538)	(39,937)	(62,811)	(49,390)

Net income from discontinued operations, net of tax	—	15,523	—	32,892

Net loss	$(37,538)	$(24,414)	$(62,811)	$(16,498)

Basic and diluted income (loss) per share from:
Continuing operations	$(0.07)	$(0.08)	$(0.12)	$(0.09)
Discontinued operations	$—	$0.03	$—	$0.06
Net income	$(0.07)	$(0.05)	$(0.12)	$(0.03)

Weighted-average shares used in computing per share amounts:
Basic and diluted	500,718	530,747	512,459	530,200

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	March 28, 2009	December 27, 2008	March 29, 2008	March 28, 2009	March 29, 2008

GAAP Revenue	$1,195,107	$1,419,264	$1,817,431	$2,614,371	$3,595,571
Adjustments
Customer bankruptcy reorganization (1)	—	5,000	—	5,000	—
Non-GAAP Revenue	$1,195,107	$1,424,264	$1,817,431	$2,619,371	$3,595,571

GAAP Gross Profit	$68,590	$83,798	$124,645	$152,388	$253,574
GAAP gross margin	5.7%	5.9%	6.9%	5.8%	7.1%
Adjustments
Stock compensation expense (2)	2,000	1,865	1,581	3,865	3,281
Amortization of intangible assets	—	233	233	233	504
Stock option investigation costs	—	—	(408)	—	(408)
Customer bankruptcy reorganization (1)	—	10,000	—	10,000	—
Non-GAAP Gross Profit	$70,590	$95,896	$126,051	$166,486	$256,951
Non-GAAP gross margin	5.9%	6.7%	6.9%	6.4%	7.1%

GAAP operating income (loss)	$(13,166)	$1,936	$(8,613)	$(11,230)	$18,203
GAAP operating margin	-1.1%	0.1%	-0.5%	-0.4%	0.5%
Adjustments
Stock compensation expense (2)	4,326	4,162	3,738	8,488	7,015
Amortization of intangible assets	1,023	1,883	1,883	2,906	3,804
Stock option investigation and integration	300	150	(165)	450	2,098
Customer bankruptcy reorganization (1)	—	10,000	—	10,000	—
Restructuring costs	15,574	9,235	48,019	24,809	54,798
Impairment of goodwill and other assets	3,384	3,798	—	7,182	—
Non-GAAP operating income	$11,441	$31,164	$44,862	$42,605	$85,918
Non-GAAP operating margin	1.0%	2.2%	2.5%	1.6%	2.4%

GAAP net loss	$(37,538)	$(25,273)	$(24,414)	$(62,811)	$(16,498)
Adjustments
Net income from discontinued operations, net of tax	—	—	(15,523)	—	(32,892)

GAAP net loss - continuing operations	(37,538)	(25,273)	(39,937)	(62,811)	(49,390)
Adjustments - continuing operations:
Operating income adjustments (see above)	24,607	29,228	53,475	53,835	67,715
Net gain on derivative financial instruments and other (3)	—	(4,993)	—	(4,993)	—
Impairment of long-term investment	1,000	—	—	1,000	—
(Gain) / loss on redemption of debt (4)	(13,490)	—	—	(13,490)	2,237
Tax effect of above items	(5,528)	270	915	(5,258)	(1,004)
Non-GAAP net income (loss) - continuing operations	$(30,949)	$(768)	$14,453	$(31,717)	$19,558

Non-GAAP Basic Earnings (Loss) Per Share:
Continuing operations	$(0.06)	$(0.00)	$0.03	$(0.06)	$0.04

Non-GAAP Diluted Earnings (loss) Per Share:
Continuing operations	$(0.06)	$(0.00)	$0.03	$(0.06)	$0.04

Weighted-average shares used in computing Non-GAAP earnings per share amounts:
Basic	500,718	523,316	530,747	512,459	530,200
Diluted	500,718	523,316	530,895	512,459	530,428

(1)     Relates to revenue reversal and inventory reserves associated with a customer’s bankruptcy reorganization announcement.

(2)     Stock compensation expense was as follows:

	Three Months Ended			Six Months Ended
	March 28, 2009	December 27, 2008	March 29, 2008	March 28, 2009	March 29, 2008

Cost of sales	$2,000	$1,865	$1,581	$3,865	$3,281
Selling, general and administrative	2,237	2,212	2,077	4,449	3,557
Research and development	89	85	80	174	177
Stock compensation expense - continuing operations	4,326	4,162	3,738	8,488	7,015
Discontinued operations	—	—	140	—	270
Stock compensation expense - total company	$4,326	$4,162	$3,878	$8,488	$7,285

(3)              Relates primarily to a gain on interest rate swaps not accounted for as hedging instruments during a portion of the quarter due to termination of a swap

(4)              Represents gain or loss, including write-off of unamortized issuance costs, on debt redeemed prior to maturity.